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                                     EXHIBIT 11.1
                               FOURTH SHIFT CORPORATION
                  CALCULATION OF NET INCOME (LOSS) PER COMMON SHARE
                       (In Thousands, Except Per Share Amounts)


                                                           Three Months Ended   Six Months Ended
                                                                June 30              June 30
                                                           ------------------   ----------------
                                                           1996          1995   1996        1995
                                                           ----          ----   ----        ----
Net income (loss)                                            $756     ($4,580)  $ 1,066  ($8,005)
                                                           ------     -------     ------  ------
                                                           ------     -------     ------  ------

Weighted average number of common and common equivalent shares outstanding:

   Weighted average number of common shares outstanding     9,543       9,351      9,530   9,343

   Dilutive effect of stock options after application
     of the treasury stock method  (1)                        371           -        263       -
                                                           ------     -------     ------  ------
Shares used in per common share computation                 9,914       9,351      9,793   9,343
                                                           ------     -------     ------  ------
                                                           ------     -------     ------  ------

Net income (loss) per common share                          $0.08      ($0.49)     $0.11  ($0.86)
                                                           ------     -------     ------  ------
                                                           ------     -------     ------------
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(1)  Shares related to these options are not included in the 1995 per share calculation as they are antidilutive.